UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 16, 2006, Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing that the U.S. Food and Drug Administration (FDA) has placed the proposed Phase 2a clinical trial for MEM 3454 in Alzheimer’s disease on clinical hold. The FDA advised the Company that in order to fully review the toxicology reports that were submitted with the Registrant’s investigational new drug application (IND) filed in September 2006, the agency requires further explanations of revisions that were made to those reports since they were submitted with the Registrant’s first IND for this trial in May. The FDA has also deferred assessment of the adequacy of the Investigator's Brochure for the trial pending submission of the additional information.
The Registrant also reported that the FDA confirmed that the clinical hold was not related to any manufacturing issues with MEM 3454 and that the potential impurities issue, previously raised by the FDA in connection with the Registrant's first IND for the proposed Phase 2a clinical trial of MEM 3454, had been adequately resolved.
The Registrant believes that no additional studies or data will be required to address the FDA's questions and that, as a result, it should be able to provide to the FDA, by early November, the information necessary to facilitate the FDA's review.
Assuming that following the Registrant’s submission of the information requested by the FDA, the FDA lifts the clinical hold for this trial, the Registrant expects to begin the trial at the end of the year or early in the first quarter of 2007.
The Registrant also reported that on October 16, 2006, it had closed the first tranche of its recently announced private placement of common stock, raising gross proceeds of approximately $26.7 million. The closing of the second tranche, which is expected to raise an additional $5.5 million is subject to stockholder approval and the Registrant intends to call a special stockholders meeting to approve the second tranche as soon as practicable.

A copy of the press release that includes these announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release dated October 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

October 17, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 16, 2006